Exhibit 10.1

April 21, 2006

Crossfire Capital Corporation
950 Third Avenue, Suite 2500
New York, NY 10022

Ferris, Baker Watts, Incorporated
100 Light Street, 8th Floor
Baltimore, MD 21202

RE: INITIAL PUBLIC OFFERING

Ladies and Gentlemen:

The undersigned stockholder and/or director of Crossfire Capital Corporation (the “Company”), in consideration of Ferris, Baker Watts, Inc. (“FBW”) entering into a letter of intent (the “Letter of Intent”) to underwrite an initial public offering of the securities of the Company (“IPO”) and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 11 hereof):

1. If the Company solicits approval of its stockholders of a Business Combination, the undersigned will vote all shares of Common Stock of the Company owned by the undersigned, whether Insider Shares, Warrant Shares, IPO Shares or shares purchased after the IPO, in accordance with the majority of the votes cast by the holders of the IPO Shares.

2. In the event that the Company fails to consummate a Business Combination within 18 months from the effective date (the “Effective Date”) of the registration statement relating to the IPO (or 24 months under the circumstances described in the prospectus relating to the IPO), the undersigned will take all reasonable actions within his power to cause the Company to liquidate as soon as reasonably practicable. The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Fund (as defined in the Letter of Intent) as a result of such liquidation with respect to his Insider Shares (“Claim”) and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever.

3. In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire an operating business until the earlier of the consummation by the Company of a Business Combination, the liquidation of the Company or until such time as the undersigned ceases to be a director of the Company, subject to any pre-existing fiduciary obligations the undersigned might have.

4. The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm reasonably acceptable to FBW that the business combination is fair to the Company’s stockholders from a financial perspective.

5. Neither the undersigned, nor any member of the family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company prior to the consummation of the Business Combination; provided that, commencing on the Effective Date, one or more of the Insiders as well as any non-affiliated party shall be allowed to charge the Company an allocable share of its overhead, up to $7,500 per month, to compensate it for the Company’s use of its offices, utilities and personnel. The undersigned shall also be entitled to reimbursement from the Company for out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

6. Neither the undersigned, nor any member of the family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any Affiliate of the undersigned originates a Business Combination.

7. The undersigned will escrow the undersigned's Insider Shares for period commencing on the Effective Date and ending six months after the consummation of a Business Combination, subject to the terms of a Stock Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.

8. The undersigned agrees to be a director of the Company for the term for which appointed. The undersigned’s biographical information furnished to the Company and FBW, and attached hereto as Exhibit A is true and accurate in all material respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Section 401 of Regulation S-K, promulgated under the Securities Act of 1933. The undersigned’s Questionnaire furnished to the Company and FBW and annexed hereto as Exhibit B is true and correct in all material respects. The undersigned represents and warrants that:

(a) he is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b) he has never been convicted of or pleaded guilty to any crime (i) involving any fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

(c) he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

9. The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement and to serve as a director of the Company.

10. The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to FBW and its legal representatives or agents (including any investigative search firm retained by FBW) any information they may have about the undersigned’s background and finances (“Information”). Neither FBW nor its agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

11. As used herein, (i) a “Business Combination” shall mean an acquisition by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise, of an operating business selected by the Company; (ii) “Insiders” shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) “Insider Shares” shall mean all of the shares of Common Stock of the Company owned by an Insider prior to the IPO; (iv) "Warrant Shares" shall mean the shares of Common Stock underlying the warrants issued in the warrant placement simultaneous with the IPO; and (v) “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO.

12. Sections 3, 8, 10 and the last clause of Section 9 shall apply only to directors of the Company.

[Signature page follows.]

Exhibit A

Exhibit B